SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 28, 2004

EN POINTE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

100 N. Sepulveda Blvd., 19th Floor El Segundo, California		90245

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 725-5200

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On June 30, 2004, the Registrant announced that it had closed a $30 million replacement working capital financing facility with GE Commercial Finance’s distribution financing unit, Vendor Financial Services. A copy of the Registrant’s press release regarding the financing is incorporated herein by reference as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Exhibits:

Exhibit
Number	Description
99.1	Press release of En Pointe Technologies, Inc. dated June 30, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EN POINTE TECHNOLOGIES, INC.
Date: July 6, 2004	By:	/s/ Javed Latif
Javed Latif
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of En Pointe Technologies, Inc. dated June 30, 2004.